UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2011

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-34587	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No.106 Zhonghuan South Road, Airport Industrial Park Tianjin, People's Republic of China 300308
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-5883 8509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 10, 2011, Shengkai Innovations, Inc. (the “Company”) filed a Current on Form 8-K with the Securities and Exchange Commission (the “Commission”) to report, amongst other things, the resignation of its our registered independent public accounting firm, BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO”) and its appointment of Albert Wong & Co. (“AW”) as its new independent registered public accounting firm (the “Original Filing”).

At the request of BDO, the Company is filing this Amendment No. 1 to Form 8-K to disclose that BDO resigned as our registered independent public accounting firm because parties were unable to agree to BDO's proposed fee of $610,000 for conducting the 2011 annual audit, internal control audit and quarterly reviews.

Except as discussed above, the Company has not modified or updated disclosures presented in this Amendment. Accordingly, this Amendment does not reflect events occurring after the Original Filing or modify or update those disclosures affected by subsequent events, except as specifically referenced herein. Information not affected by the restatement is unchanged and reflects the disclosures made at the time of the Original Filing.

Item 4.01    Changes in Registrant’s Certifying Accountant

Previous Independent Accountants

On August 4, 2011, BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO”) resigned as our registered independent public accounting firm because parties were unable to agree to BDO’s proposed fee of $610,000 for conducting the 2011 annual audit, internal control audit and quarterly reviews.

The audit report of BDO on our financial statements for the fiscal year ended June 30, 2010 contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years ended June 30, 2010, and 2011, and through the date of this report, we have had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years ended June 30, 2010, and 2011, and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided BDO with a copy of this disclosure before its filing with the SEC. We requested that BDO provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from BDO stating that it agrees with the above statements.  A copy of this letter is filed as Exhibit 16.1 to this report.

New Independent Accountants

On August 4, 2011, our Audit Committee of the Board of Directors approved the appointment of Albert Wong & Co. (“AW”) as our new independent registered public accounting firm.

AW was previously engaged as the independent registered public accounting firm for the Company for the years ended June 30, 2008 and 2009, and resigned on June 28, 2010.  During that period, as disclosed in the Company’s Form 8-K, filed on June 28, 2010,  (i) there were no disagreements between the Company and AW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to AW’s satisfaction, would have caused AW to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the period commencing June 28, 2010 through the reengagement of AW as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted AW with respect to any accounting or auditing issues involving the Company.  There was no discussion between AW and the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K, with AW, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from BDO China Li Xin Da Hua CPA Co., Ltd. to the SEC, dated August 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2011

SHENGKAI INNOVATIONS, INC.

	By:	/s/ Chen Wang
Chen Wang
Chief Executive Officer